UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2004

Imagis Technologies Inc.

British Columbia, Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

1630 – 1075 West Georgia Street
Vancouver, British Columbia
Canada

V6E 3C9

_________________

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

Item 9.

Regulation FD Disclosure

Attached as an exhibit to this report is Notice of Meeting and Information Circular of Imagis Technologies Inc.  in respect of Annual General and Extraordinary Meeting of Shareholders of Imagis Technologies Inc.   The exhibit is being furnished pursuant to this Item 9, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: May 14, 2004

By: /s/ Wayne Smith

Wayne Smith,

Vice President Finance,

Chief Operating Officer

EXHIBIT INDEX

EXHIBIT NO.

            DESCRIPTION

99.1

Notice of Meeting and Information Circular of Imagis Technologies Inc.  in respect of Annual General and Extraordinary Meeting of Shareholders of Imagis Technologies Inc.

EXHIBIT 99.1

IMAGIS TECHNOLOGIES INC.

Suite 1630 - 1075 West Georgia Street
Vancouver, British Columbia, V6E 4N7
Telephone:  (604) 684-2449
Facsimile:  (604) 684-9314

NOTICE OF ANNUAL AND EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the annual and extraordinary general meeting (the “Meeting”) of the shareholders of IMAGIS TECHNOLOGIES INC. (the “Company”) will be held at 1630 – 1075 West Georgia Street, Vancouver, British Columbia, V6E 3C9, on Friday, June 18, 2004, at 10:00 a.m. Pacific Time for the following purposes:

1.

To receive and consider the report of the directors of the Company.

2.

To receive and consider the audited financial statements of the Company for the period ending December 31, 2003 together with auditor’s reports thereon.

3.

To fix the number of directors of the Company at seven.

4.

To elect directors for the ensuing year.

5.

To appoint an auditor of the Company for the ensuing year and to authorize the directors to fix the auditor’s remuneration.

6.

To consider, and if thought advisable, to approve a share option plan (the “2004 Plan”) to increase the number of shares issuable under the share option plan of the Company.

7.

To transact such other business as may properly come before the meeting or any adjournment thereof.

An Information Circular and a copy of the Annual Report of the Company for the year ended December 31, 2003 accompany this Notice.  A shareholder who is unable to attend the Meeting in person and who wishes to ensure that such shareholder’s shares will be voted at the Meeting, is requested to complete, sign and date the enclosed form of Proxy and deliver it by hand or by mail in accordance with the instructions set out in the form of Proxy and in the Joint Information Circular.

DATED at Vancouver, British Columbia, May 12, 2004.

BY ORDER OF THE BOARD OF DIRECTORS

“Roy Trivett”

(signed) Roy Trivett

President and Chief Executive Officer

IMAGIS TECHNOLOGIES INC.

Suite 1630 – 1075 West Georgia Street
Vancouver, British Columbia V6E 3C9
Telephone: (604) 684-2449 Fax: (604) 684-9314

INFORMATION CIRCULAR

as at May 10, 2004
(unless otherwise noted)

This Information Circular is furnished in connection with the solicitation of proxies by the management of IMAGIS TECHNOLOGIES INC. (the “Company”) for use at the annual and extraordinary general meeting (the “Meeting”) of its shareholders to be held on June 18, 2004, at the time and place and for the purposes set forth in the accompanying Notice of Meeting. Currency figures are Canadian Dollars unless otherwise noted.

GENERAL PROXY INFORMATION

Solicitation of Proxies

The solicitation of proxies will be primarily by mail, but proxies may be solicited personally or by telephone by directors, officers and regular employees of the Company.  In accordance with National Instrument 54-101 of the Canadian Securities Administrators, arrangements have been made with brokerage houses and other intermediaries, clearing agencies, custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the voting common shares in the capital of the Company (the “Shares”) held on record date by such persons and the Company may reimburse such persons for reasonable fees and disbursements incurred by them in so doing.  All costs of this solicitation will be borne by the Company.

Appointment of Proxyholders

The individuals named in the accompanying form of proxy as proxyholders are directors or senior officers of the Company. A shareholder has the right to appoint a person, who need not be a shareholder, to attend and act for the shareholder and on the shareholder’s behalf at the Meeting other than either of the persons designated in the accompanying form of proxy, and may do so either by inserting the name of that other person in the blank space provided in the accompanying form of proxy or by completing and delivering another suitable form of proxy.

A proxy will not be valid unless the completed, signed and dated form of proxy is delivered to the office of CIBC Mellon  Trust Company by fax (604) 688-4301, by mail or by hand to The Oceanic Plaza, Suite 1600 - 1066 West Hastings St. Vancouver, British Columbia, V6E 3X1 not less than 48 hours (excluding Saturdays, Sundays, and holidays) before the Meeting or the adjournment thereof at which the proxy is to be used.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a shareholder who has given a proxy may revoke it by either executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the shareholder or the shareholder’s authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by depositing the proxy bearing a later date with CIBC Mellon  Trust Company or at the address of the registered office of the Company at Suite 1500, 1055 West Georgia Street, P.O. Box 11117, Vancouver, British Columbia, V6E 4N7, at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law.  In addition, a proxy may be revoked by the shareholder personally attending the Meeting and voting the shareholder’s Shares.  A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

Registered and Unregistered Shareholders

Registered shareholders may vote the shares they hold in the Company either by attending the Meeting in person or, if they do not plan to attend the Meeting, by completing the proxy and following the delivery instructions contained in the form of proxy and this Information Circular.

Unregistered shareholders, being persons whose holdings of shares of the Company are registered in the name of a stockbroker or financial intermediary, must follow special procedures if they wish to vote at the Meeting. To vote in person at the Meeting, an unregistered shareholder must insert his or her name in the space provided in the proxy for the appointment of a person, other than the persons named in the proxy, as proxy holder. In such case, the unregistered shareholder attends as a proxy holder for their own shareholdings and is subject to the same limitations as any other proxy holder in voting shares (see “Voting by Proxyholder”). If the unregistered shareholder does not plan to attend the Meeting, the unregistered shareholder can vote by proxy, by following the instructions included on the proxy and provided to the unregistered shareholder by the relevant financial intermediary. In either case, the proxy must be delivered in the manner provided for in this Information Circular or as instructed by the shareholder’s financial intermediary. An unregistered shareholder who does not follow the instructions for delivery of the relevant form of proxy and who attends the Meeting will not be entitled to vote at the Meeting.

Voting by Proxyholder

On a poll the nominees named in the accompanying form of proxy will vote or withhold from voting the Shares represented thereby in accordance with the instructions of the shareholder on any ballot that may be called for.  If the shareholder has specified a choice with respect to any matter to be acted upon, the Shares will be voted accordingly.  A proxy in the accompanying form will confer discretionary authority on the nominees named therein with respect to:

(a)

each matter or group of matters identified therein for which a choice is not specified, other than the election of directors and the appointment of an auditor,

(b)

any amendment to or variation of any matter identified therein, and

(c)

any other matter that properly comes before the Meeting.

In respect of a matter for which a choice is not specified in the proxy, the nominees named in the accompanying form will vote the Shares represented by the proxy for the approval of such matter.

As of the date of this Information Circular, management of the Company knows of no amendment, variation or other matter that may come before the Meeting, but if any amendment, variation or other matter properly comes before the Meeting, each nominee intends to vote thereon in accordance with the nominee’s best judgment.

Proxy Voting Options

Shareholders may wish to vote by proxy whether or not they are able to attend the Meeting in person.  Registered shareholders may vote by proxy as follows:  by mail or fax, by telephone or over the internet.

Submitting a proxy by mail or fax or over the internet are the only methods by which a shareholder may appoint a person as proxy other than a director or officer of the Company named on the form of proxy.

Mail or Fax

Registered shareholders electing to submit a proxy must complete, date and sign the form of proxy.  It must then be returned to the Company’s transfer agent, CIBC Mellon  Trust Company, by fax (604) 688-4301, by mail or by hand at its office at The Oceanic Plaza, Suite 1600 – 1066 West Hastings St., Vancouver, British Columbia, V6E 3X1, at anytime up to and including 10:00 a.m. (Vancouver time) on June 16, 2004

Advice to Beneficial Holders of Common Shares

The information set forth in this section is of significant importance to many shareholders of the Company, as a substantial number of shareholders do not hold their Shares in their own name.  Shareholders who do not hold their Shares in their own name (referred to in this Information Circular as “Beneficial Shareholders”) should note that only proxies deposited by shareholders whose names appear on the records of the Company as the registered holders can be recognized and acted upon at the Meeting.  If the Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Shares will not be registered in the shareholder’s name on the records of the Company.  Such shares will more likely be registered under the names of the shareholder’s broker or an agent of that broker.  In Canada, the vast majority of such shares are registered under the name of CDS & Co. (the registration name for The Canadian Depositary for Securities, which acts as nominee for many Canadian brokerage firms).  Shares held by brokers or their agents or nominees can only be voted (for or against resolutions) upon the instruments of the Beneficial Shareholder.  Without specific instructions, brokers and their agents and nominees are prohibited from voting shares for the broker’s clients.  Therefore, Beneficial Shareholders should ensure that instructions respecting the voting of their Shares are communicated to the appropriate person.

Applicable regulatory policy requires intermediaries/brokers to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings.  Every intermediary/broker has its own mailing procedures and provides its own return instructions to clients, which should be carefully followed by Beneficial Shareholders in order to ensure that their Shares are voted at the Meeting.  The purpose of the form of proxy supplied to a Beneficial Shareholder by its broker (or the agent of the broker) is limited to instructing the registered shareholders (the broker or agent of the broker) how to vote on behalf of the Beneficial Shareholder.  The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent Investor Communications Corporation (“IICC”).  IICC typically mails a special proxy form to the Beneficial Shareholders and asks Beneficial Shareholders to return the proxy forms to IICC.  IICC then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting.  A Beneficial Shareholder receiving a proxy form from IICC cannot use that proxy to vote Shares directly at the Meeting – the proxy must be returned to IICC well in advance of the Meeting in order to have the Shares voted.

Although a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of his or her broker (or agent of the broker), a Beneficial Shareholder may attend at the Meeting as proxy holder for the registered shareholder and vote the Shares in that capacity.  Beneficial Shareholders who wish to attend at the Meeting and indirectly vote their Shares as proxy holder for the registered shareholder should enter their own names in the blank space on the Instrument of Proxy provided to them and return the same to their broker (or broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the Meeting.

Alternatively, Beneficial Shareholders may request in writing that their broker send to them a legal proxy that would enable them to attend at the Meeting and vote their Shares.

Voting Shares and Principal Shareholders

Only shareholders of record at the close of business on May 10, 2004, who either attend the Meeting personally or complete, sign and deliver a form of proxy in the manner and subject to the provisions described above will be entitled to vote or have their Shares voted at the Meeting. As of May 10, 2004, the Company had outstanding 15,484,999 fully paid and non-assessable Shares without par value, each carrying the right to one vote.

To the knowledge of the directors and senior officers of the Company, no person beneficially owns, directly or indirectly, or exercises control or direction over, shares carrying more than 10% of the voting rights attached to all outstanding shares of the Company, which have the right to vote in all circumstances.

FINANCIAL STATEMENTS

The audited financial statements of the Company for the year ended December 31, 2003 and the report of the auditor thereof will be placed before the Meeting.  The audited financial statements and the report of the auditor were mailed to shareholders with the Notice of Meeting and the Information Circular.  Additional copies may be obtained from the Secretary of the Company upon request and will be available at the Meeting.

VOTES NECESSARY TO PASS RESOLUTIONS

A simple majority of affirmative votes cast at the Meeting is required to pass the resolutions described herein except the resolution with respect to the amendment of the current share incentive plan.  If there are more nominees for election as directors or appointment of the Company’s auditor than there are vacancies to fill, those nominees receiving the greatest number of votes will be elected or appointed, as the case may be, until all such vacancies have been filled.  If the number of nominees for election or appointment is equal to the number of vacancies to be filled, all such nominees will be declared elected or appointed by acclamation.

ELECTION OF DIRECTORS

The size of the board of directors of the Company is currently determined at six.  The board proposes that the number of directors be increased to seven.  Shareholders will therefore be asked to approve an ordinary resolution that the number of directors elected be fixed at seven.

The term of office of each of the current directors will end at the conclusion of the Meeting. Each director elected will hold office until the conclusion of the next annual general meeting of the Company at which a director is elected, unless the director’s office is earlier vacated in accordance with the Articles of the Company or the provisions of the Business Corporations Act (British Columbia).

Name, Present Position with Company and Municipality of Residence	Present Principal Occupation(1)	Previously a Director Since	Shares BeneficiallyOwned or Controlled(2)
Oliver “Buck” Revell Director Dallas, Texas, U.S.A.	Chairman of the Board of the Company; President, Revell Group International	January 31, 2000	469,311
Roy Trivett Director Surrey, B.C., Canada	President & Chief Executive Officer of the Company, President of Trivett Holdings Ltd., an investment company	March 4, 2002	1,225,000
Clyde Farnsworth(5) Director Southport, N.C., U.S.A.	Director of the Company, Director of US Federal Reserve System prior to retirement in June 1999	March 4, 2004	2,500
Al Kassam Director Surrey, B.C., Canada	Vice President, Technology and Development Chief Technology Officer and Director of the Company	November 21, 2003	516,824(4)
Karim Khoja(5)(6) Director Vancouver, B.C., Canada	Director of the Company	November 21, 2003	Nil
Keith Kretschmer(6) Director Sequim, Washington, U.S.A.	Director of the Company, Director of Oppenheimer & Co. Inc., a global value-equity investment firm from 1991 to 1992 and Director of Oppenheimer Capital from 1995 to 2001	March 4, 2004	362,500
Michael C. Volker(5)(6) Director West Vancouver, B.C., Canada	Director of the Company	November 21, 2003	Nil

Notes:

(1)

Includes occupations for preceding five years unless the director was elected at the previous Annual General Meeting and was shown as a nominee for election as a director in the Information Circular for that meeting.

(2)

The approximate number of shares of the Company carrying the right to vote in all circumstances beneficially owned, directly and indirectly, or over which control or direction is exercised by each proposed nominee as of April 30, 2004.

(3)

The number of Shares beneficially owned by the above nominees for directors, directly or indirectly, is based on information furnished by CIBC Mellon Trust Company, the registrar and transfer agent of the Company, and by the nominees themselves.

(4)

Includes 66,660 common shares owned by a trust for which Al Kassam acts as the trustee but does not include 66,660 common shares owned by Mary Kassam, the spouse of Mr. Kassam.

(5)

Member of Audit Committee.

(6)

Member of Compensation Committee.

Pursuant to the provisions of the Business Corporations Act (British Columbia), the Company is required to have an Audit Committee whose members are indicated above.

APPOINTMENT OF AUDITOR

The persons named in the enclosed proxy, unless directed by the shareholders completing the proxy to abstain from doing so, intend to vote for the appointment of KPMG LLP, Chartered Accountants, of 777 Dunsmuir Street, Vancouver, British Columbia, as auditor for the Company to hold office until the next Annual General Meeting of the shareholders, at a remuneration to be fixed by the directors.

COMPENSATION OF EXECUTIVE OFFICERS

Executive Compensation

During the Company’s financial year ended December 31, 2003, the aggregate direct remuneration paid or payable to the Company’s directors and senior officers of the Company and its subsidiaries, all of whose financial statements are consolidated with those of the Company, was CDN$541,275. There was no direct remuneration paid or payable to the Company’s directors and senior officers by subsidiaries of the Company whose financial statements are not consolidated with those of the Company.  Iain Drummond, the former President and Chief Executive Officer of the Company and Vice President, Managing Director International;  Roy Trivett, the current President and Chief Executive Officer; Wayne Smith, Chief Operating Officer and Vice President, Finance of the Company; and Al Kassam, Vice President, Sales, Vice President, Technology are the “Named Executive Officers” for the purposes of the following disclosure.  The compensation paid to the Named Executive Officers during the Company’s three most recently completed financial years is as set out below:

Statement of Executive Compensation

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position of Named Executive Officer	Fiscal Year Ending	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Securities Granted Under Options/ SARs Granted #	Restricted Shares or Restricted Share Units ($)	LTIP Payouts ($)	All Other Compen-sation ($)
Roy Trivett(1) President and Chief Executive Officer	2003	78,925	N/A	N/A	N/A	N/A	N/A	N/A
Wayne Smith Chief Operating Officer, Vice President, Finance	2003 2002	125,000 41,667	N/A N/A	N/A N/A	N/A 11,112	N/A N/A	N/A N/A	N/A N/A
Al Kassam(3) Vice President, Sales and Vice President, Technology	2003	12,500	N/A	N/A	79,644	N/A	N/A	N/A
Iain Drummond(2) President and Chief Executive Officer	2003	146,850	N/A	N/A	N/A	N/A	N/A	N/A
	2002	153,167	25,000	N/A	300,000	N/A	N/A	N/A
	2001	144,000	N/A	9,600	100,000	N/A	N/A	N/A

Notes:

(1)

Mr. Trivett became President and Chief Executive Officer as of July 10, 2003

(2)

Mr. Drummond resigned as President and Chief Executive Officer as of July 10, 2003, and thereafter continued employment as Vice President and Managing Director, International.  Mr. Drummond left the Company in February, 2004.

(3)

Mr. Kassam joined the Company on November 21, 2003.  Mr. Kassam’s contract is $125,000 per annum plus a bonus based on sales performance.

No pension plans or retirement benefit plans have been instituted by the Company and none are proposed at this time.

Long-Term Incentive Plan Awards in Most Recently Completed Financial Year

The Company has no long-term incentive plans.  A long-term incentive plan means any plan which provides compensation intended to serve as incentive for performance to occur over a period longer than one financial year, but does not include option or stock appreciation right plans or plans for compensation through restricted shares or restricted share units.

Option/SAR Grants During the Most Recently Completed Financial Year

The Company has in place a stock option plan (the “2003 Plan”).  The 2003 Plan was established to provide incentive to qualified parties to increase their proprietary interest in the Company and thereby encourage their continuing association with the Company.  The 2003 Plan is administered by the directors of the Company.  The 2003 Plan provides that options will be issued to directors, officers, employees or consultants of the Company or a subsidiary of the Company.  All options expire on a date not later than five years after the date of grant of such option.

Stock appreciation rights (“SARs”) means a right, granted by the Company or any of its subsidiaries as compensation for services rendered or in connection with office or employment, to receive a payment of cash or an issue or transfer of Shares based wholly or in part on changes in the trading price of the Company’s Shares.  No options or SARs were granted to, or exercised by, any Named Executive Officer or any directors during the year ended December 31, 2003.

Aggregate Option/SAR Exercises During the Most Recently Completed Financial Year and Financial Year Option/SAR Values

The following table sets forth the number of shares acquired upon exercise of stock options for the Named Executive Officers during the year ended December 31, 2003 and the number of shares subject to exercised and unexercised stock options held as of December 31, 2003.

Name of Executive Officer	Securities Acquired on Exercise (#)	Aggregate Value Realized ($)	Unexercised Options/SARS at Fiscal Year End (#) Exercisable/ Unexercisable	Value of Unexercised in the Money Options/SARS at Fiscal Year End ($)[1] Exercisable/ Unexercisable
Roy Trivett	Nil	Nil	55,556	Nil
Wayne Smith	Nil	Nil	7,408	Nil
Al Kassam	Nil	Nil	79,644	Nil
Iain Drummond	Nil	Nil	66,667/22,222	Nil

Notes:

(1)

The value of unexercised in-the-money options at December 31, 2003 is based upon a price of $0.60 per share, the closing price of the Company’s common shares on the TSXV at such time, less the exercise price per share.

Termination of Employment, Change in Responsibilities and Employment Contracts

Mr. Trivett’s employment agreement consists of an annual fee of $172,000 and an annual cash performance bonus of 40% of cumulative fees paid each year based on the Company having completed a profitable calendar year or partial year.

Mr. Drummond’s former employment agreement as President and Chief Executive Officer stipulated an annual salary of $155,000 and a performance bonus of up to $100,00 per year based on the achievement of certain targets.  On July 10, 2003 Mr. Drummond resigned as President and Chief Executive Officer and became Vice President, Managing Director, International.  His contract in this position stipulated an annual salary of $125,000 and a performance bonus of up to $100,00 per year based on the achievement of certain targets.   Mr. Drummond left the Company on February 20, 2004.

Mr. Smith’s employment agreement consists of an annual fee of $125,000 and an annual cash performance bonus of 40% of cumulative fees paid each year based on the Company having completed a profitable calendar year or partial year.

Mr. Kassam’s employment agreement consists of an annual fee of $125,000 and an annual cash performance bonus based on sales performance for the year.

The employment agreements contain termination provisions which provide that the Company may terminate employment without cause upon certain notice requirements or payment-in-lieu. If notice is given during the first three months of employment, one months notice is required; if notice is given after three months but within six months of employment, three months notice is required; and if notice is given after nine months of employment, six months notice is required.

Mr. Oliver ‘Buck’ Revell has a consulting contract with the Company that calls for payments of US$100,000 per annum.  The contract may be cancelled without cause by the Company by giving ninety days notice. the Company may terminate for cause at any time without notice of liability for any severance, benefits or any other obligation.  Causes for termination include material breach of the employment agreement, failure to perform duties or comply with company policy or any dishonest act or breach of fiduciary duties owed to the Company

Compensation of Directors

During the most recently completed financial year ended December 31, 2003, there was no cash compensation paid by the Company to its directors for their services.  There are no standard arrangements for any such compensation to be paid to members of the Company’s Board other than reimbursement for expenses incurred in connection with their services as directors.   The Company may grant stock options to its directors of which the timing, number, and exercise price are established on a case by case basis.

No directors’ fees were paid in 2003 but it is anticipated that the following fees will be paid in 2004.  Each director of the Company, who is not an executive officer, is paid a fee of $2,500 for each meeting of directors attended in person or $1,500 for each meeting attended by telephone.  Each director who is a member of a committee and is not an executive officer, receives $750 for each committee meeting attended, with the exception of the audit committee chairman who is paid a fee of $1,000 for each committee meeting.

The following table outlines the stock purchase options that have been granted to the Company’s directors during the fiscal year ended December 31, 2003:

Director	Number of Options	Exercise Price	Expiry Date	Vesting Provision
Al Kassam	48,533	$1.62	January 16, 2007	Immediately
Al Kassam	31,111	$1.13	September 26, 2007	Immediately
Karim J. Khoja	15,867	$1.62	January 1, 2007	Immediately

STATEMENT OF CORPORATE GOVERNANCE

The TSXV, on which the Shares are listed, has issued guidelines on corporate governance procedures for listed companies with a Tier 1 status and requires full and complete annual disclosure of listed companies’ systems of corporate governance with reference to each of such guidelines (the “Guidelines”).  Where a company’s corporate governance system differs from the Guidelines, each difference and the reason for the difference is required to be disclosed.  The directors of the Company have considered the Guidelines and sought advice from the Company’s solicitors.  Appendix A reviews the Guidelines against the Company’ corporate governance practices.

Board of Directors and Committees

The board of directors is responsible for the governance of the Company.  It establishes the Company’s overall policies and standards.  The Board meets on a regularly scheduled basis.  In addition to these meetings, the directors are kept informed of the Company’s operations through reports and analyses by, and discussions with, management.

The Board has an audit committee and a compensation committee.  The Board does not have an executive committee.

The audit committee functions include: (a) meeting with the financial officers of the Company and its independent auditors to review matters affecting financial reporting, the system of internal accounting and financial controls and procedures and the audit procedures and audit plans; (b) appointing the auditors subject to shareholder approval; and reviewing and recommending to the Company Board for approval, the Company’ financial statements and certain other documents required by regulatory authorities.

The compensation committee considers the terms of employment of the Chief Executive Officer, Chief Operating Officer and Vice President of Finance and general compensation policy and the policy for granting awards under the Company’s share incentive plan.

ADDITIONAL COMPANY INFORMATION

Indebtedness of Directors, Executive Officers and Senior Officers

None of the directors, executive officers, or senior officers of the Company or any subsidiary thereof, or any associate or affiliate of any of them, is or has been indebted to the Company.

Directors’ and Officers’ Liability

The directors and officers of the Company as individuals are not insured for losses arising from claims against them for certain of their acts, errors or omissions as the Company did not have sufficient funds to pay the premium in the current fiscal year.

Interest of Insiders in Material Transactions

The Company entered into the following commitments with a formerly related company by virtue of having a former director, Deepak Chopra, in common (Mr. Chopra resigned as director on March 21, 2003):

(a)

the Company entered into a strategic alliance with the related company to develop and market integrated airport and security products. The Company has committed to expend a minimum of USD$125,000 on product development and the operation of an Airport Security Group to market the products, prior to December 31, 2004.  As at December 31, 2003 the Company has incurred USD$48,350 in expenditures;

(b)

the Company is committed to engage the related company to provide software development services.  The Company agreed to expend a minimum of USD$125,000, based on hourly rates charged at 85% of fair market value, prior to December 31, 2004;

(c)

the Company entered into a letter of intent to form a joint venture to establish a manufacturing and marketing operation in Brazil. The Company agreed to invest USD$250,000 in the joint venture to acquire a 20% interest.  This investment is contingent upon the Company’s joint venture partner fulfilling certain obligations prior to July 8, 2004; and

(d)

the Company agreed to pay the formerly related company a management fee of USD$250,000, this fee was due March 20, 2004 and remains unpaid.

On September 4, 2002, the Company acquired a license to certain software applications related to their use in specified business fields from Intacta Technologies Inc. (“Intacta”), a company related by virtue of having a former director, Altaf Nazerali, in common (Mr. Nazerali resigned as director on April 4, 2003).  The Company paid

USD$150,000 cash (CDN$236,395, recorded in Other Assets) in consideration of the license.  The license expires on the latter of August 31, 2017 and the expiry date of the last patent of the underlying software.  The cost of the license will be amortized over its three year expected useful life.

Except as otherwise disclosed herein, no director, senior officer, principal shareholder, or any associate or affiliate thereof, had any material interest, direct or indirect, in any transaction since the beginning of the last fiscal year of the Company that has materially affected it, or any proposed transaction that would materially affect it, except for an interest arising from the ownership of shares of the Company where the member will receive no extra or special benefit or advantage not shared on a pro rata basis by all holders of shares in the capital of the Company.

Interest of Certain Persons in Matters to be Acted Upon

None of the directors or senior officers of the Company, nor any person who has held such a position since the beginning of the last completed financial year end of the Company, nor any proposed nominee for election as a director of the Company, nor any associate or affiliate of the foregoing persons, has any substantial or material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted on at the Meeting other than the election of directors, the appointment of auditors and as set out herein.

Management Contracts

Except as set out herein, there are no management functions of the Company which are to any substantial degree performed by a person or company other than the directors or senior officers of the Company.

PARTICULARS OF MATTERS TO BE ACTED UPON

Share Option Plan

To provide incentive to directors, officers, employees, management and others who provide services to the Company to act in the best interests of the Company, management of the Company proposes that shareholders approve an increase in the number of allowable options under the 2003 Plan by way of amendment (the “2004 Plan”).  Under the 2004 Plan, subject to TSXV and shareholder approval, the total number of Shares allotted and reserved for issuance will be equivalent to approximately 20% of the issued and outstanding share capital of the Company, as of June 18, 2004.   Such Shares will be reserved for share incentive options to be granted at the discretion of the Company’s board of directors to eligible optionees (the “Optionees”).  20% of the Company’s issued and outstanding shares at the date hereof is 3,314,340 Shares.  At the date of this Information Circular there are 2,075,232 options outstanding and these options will be rolled into the 2004 Plan.

The number of Shares reserved for issuance under the 2004 Plan requires shareholder and TSXV approval.  Shareholders will be asked to approve an ordinary resolution of disinterested shareholders for the number of shares equal to 20% of the issued and outstanding as at June 18, 2004, be reserved for issuance to future Optionees under the 2004 Plan.

An ordinary resolution is a resolution passed by the shareholders of a company at a general meeting by a simple majority of the votes cast in person or by proxy.

Eligible Optionees

Under the policies of TSXV, to be eligible for the issuance of a stock option under the 2004 Plan, an Optionee must either be a director, officer, employee, consultant or an employee of a company providing  management or other services to the Company or its subsidiary at the time the option is granted.

Options may be granted only to an individual or to a company that is wholly-owned by individuals eligible for an option grant.  If the option is granted to a company, the company must provide the TSXV with an undertaking that it will not permit any transfer of its shares, nor issue further shares, to any other individual or entity as long as the incentive stock option remains in effect without the consent of TSXV.

Material Terms of the Plan

The following is a summary of the material terms of the Plan:

(a)

the 2004 Plan will terminate when all of the options have been granted or when the 2004 Plan is otherwise terminated by the Company.  Any options outstanding when the 2004 Plan is terminated will remain in effect until they are exercised or they expire;

(b)

the 2004 Plan provides that stock options can be issued to directors, senior officers, employees, full or part time dependent contractors and consultants of the Company or any of its affiliates or subsidiaries or employees of companies providing management or administrative services to the Company;

(c)

the 2004 Plan provides that it is solely within the discretion of the Board to determine who should receive options and in what amounts;

(d)

options granted under the 2004 Plan will be for a term not to exceed 10 years from the date of grant.  The options will be non-assignable except that they will be exercisable by the personal representative of the option holder in the event of the option holder's death;

(e)

all stock options and any shares issued on the exercise of stock options will be legended with a four month hold period from the date the stock options are granted;

(f)

options granted under the 2004 Plan will be exercisable at a price which is not less than the Discounted Market Price;

(g)

options granted to a person who is engaged in investor relations activities will expire within a maximum of 30 days after the optionee ceases to be employed and options granted to all other persons will expire within a maximum of 90 days from the date the optionee ceases to hold their position or office; and

(h)

the Company will not issue shares pursuant to options granted under the 2004 Plan until the shares have been fully paid for.  The Company will not provide financial assistance to option holders to assist them in exercising their options.

The Company will obtain “disinterested” shareholders’ approval (described below) if:

(i)

the number of options granted to Insiders of the Company exceeds 10% of the Company’s outstanding listed shares; or

(ii)

the aggregate number of options granted to Insiders of the Company within a one year period exceeds 10% of the Company’s outstanding listed shares; or

(iii)

the number of options granted to any one Insider and such Insider’s associates within a one year period exceeds 5% of the Company’s outstanding listed shares; or

(iv)

the Company is decreasing the exercise price of options previously granted to Insiders.

Disinterested Shareholder Approval

For purposes of this resolution an aggregate of 6,799,935 shares held by insiders will not be voted at the Meeting.  However, if this resolution does not pass by disinterested shareholder approval then a second vote will be held where insiders will be permitted to vote on the resolution and the plan will be adopted subject to the restrictions set out in (i) to (iv) above.

“Disinterested shareholder approval” means the approval by a majority of the votes cast by all shareholders of the Company at the shareholders’ meeting excluding votes attached to listed shares beneficially owned by “Insiders” of the Company (generally officers and directors) to whom the Options have been granted under the 2004 Plan and Associates of those Insiders.

Recommendation

The Company is of the view that the 2004 Plan provides the Company with the flexibility necessary to attract and maintain the services of senior executives and other employees in competition with other businesses in the industry.  A full copy of the 2004 Plan will be available for inspection at the Meeting.  Directors will also have the authority to amend the 2004 Plan to reduce, but not increase the benefits to its participants if in their discretion it is necessary or advisable in order to obtain any necessary regulatory approvals.  If shareholders do not approve the 2004 Plan the Company will grant options on a case by case basis with each option made subject to specific regulatory approval.

OTHER MATTERS

Management is not aware of any other matters that it anticipates will come before the Meeting as of the date of mailing of this Information Circular.

ADDITIONAL INFORMATION

Additional information relating to the Company can be found on SEDAR at www.sedar.com.  Copies of the Company’s audited financial statements for the year ended December 31, 2003 may be obtained upon request from the Secretary of the Company, at 1630 – 1075 West Georgia Street, Vancouver, BC, V6E 3C9.  Financial information is provided in the Company’s comparative financial statements for the year ended December 31, 2003.

ON BEHALF OF THE BOARD OF DIRECTORS

“Roy Trivett”

President and Chief Executive Officer

APPENDIX A

DISCLOSURE ON CORPORATE GOVERNANCE OF IMAGIS TECHNOLOGIES INC.

TSX Guidelines	Comments
1. Board should explicitly assume responsibility for stewardship of the corporation, and specifically for:
(a) adoption of a strategic planning process;	A portion of time at board meetings throughout the year is set aside to discuss strategic planning matters.
(b) identification of principal risks, and implementing risk management systems;

Management of the Company has implemented policies to identify and manage the Company’s principal risks and to monitor them through systems and procedures that include progress and financial reports to the board.

(c) succession planning and monitoring senior management;

The board is responsible for appointing, training and monitoring senior management.  Through the compensation committee, the board conducts an annual review of senior officers.  The size of the Company’s does not warrant the discussion of succession planning.

(d) communications policy; and	The board has put structures in place to ensure effective communication between the Company, its stakeholders and the public.
(e) integrity of internal control and management information systems.

The board, through the audit committee, reviews compliance of financial reporting with accounting principles and appropriate internal controls.  The committee meets with the Company’s external auditors at least annually and at other times if needed.

2. Majority of directors should be unrelated and, if the company has a significant shareholder, the board should include directors who are independent of the significant shareholder.

A majority of the directors will be unrelated if the proposed slate of directors is elected.

The Company does not have a significant shareholder (a shareholder with the ability to exercise a majority of the votes for the election of the board).

3. Disclose for each director whether he or she is related, and how that conclusion was reached

Oliver “Buck” Revell – Related – Chairman of the Board.
Roy Trivett – Related – President and CEO
Al Kassam – Related – Chief Technology Officer and Vice President, Technology and Development

For the remainder of the current or proposed directors, none of them or their associates have worked for the Company within the past year, are parties to material contracts with the Company or received remuneration from the Company in excess of directors’ fees.

Karim J. Khoja – Unrelated
Michael C. Volker – Unrelated
Clyde Farnsworth - Unrelated
Keith Kretschmer – Unrelated

4. The board should appoint a committee responsible for appointment and assessment of directors that is composed exclusively of non-management directors, the majority of whom are unrelated

The board is responsible for the assessment and appointment of directors.  Given the current size of the board and stage of development of the Company, the board does not feel a separate committee is warranted.

5. Implement a process for assessing the effectiveness of the board, its committees and individual directors	The board is responsible for evaluating board and committee effectiveness.
6. Provide orientation and education programs for new directors

When new directors are appointed, they receive orientation on the Company’s business, technology and industry and on the responsibilities of directors.

Board meetings also include presentations by the Company’s management and employees to give the directors additional insight into the Company’s business.

7. Consider the size of the board, with a view to reducing the size of the board if it will improve its effectiveness

The board from time to time considers whether the current size of the board promotes effective decision-making.  The board believes that its current size is appropriate and may consider increasing the size of the board if additional expertise can be added.

8. Review compensation of directors in light of risks and responsibilities	The board reviews and recommends remuneration of directors and takes into consideration time commitment, contribution and responsibilities in determining remuneration.
9. Committees should generally be composed of outside directors, a majority of whom should be unrelated directors	The Company has an audit committee and compensation committee. Both committees are composed of outside unrelated directors.
10. The board should assume responsibility for, or appoint a committee responsible for, development of the company’s approach to corporate governance issues.	The board assumes responsibility for the development of the Company’s approach to corporate governance issues.
11. Define limits to management’s responsibilities by developing mandates for:

(a) the board	There is no specific mandate for the board, since the board has plenary power. Any responsibility which is not delegated to senior management or a board committee remains with the entire board.
(b) the Chief Executive Officer

The responsibilities of the Chief Executive Officer are set out in his employment agreement.  In addition to its general powers to manage or supervise the management of the affairs and business of the Company, the board has established certain guidelines for when the Chief Executive Officer must seek board approval.

Board should approve Chief Executive Officer’s corporate objectives.	The Chief Executive Officer’s objectives are consistent with the Company’s annual plan and budget which is approved by the board annually and may be modified by the board during the year.
12. Establish structures and procedures to enable the board to function independently of management.	Neither the board nor the Company is large enough to warrant the adoption of structures or procedures which permit the board to function independently of management.
13. Establish an audit committee, composed only of outside directors, with a specifically defined mandate.	The Company’s audit committee is composed only of outside directors with a specific mandate.
14. Implement a system to enable individual directors to engage outside advisers, at company’s expense.

While the Company does not have a system to permit individual directors to engage outside advisers, the directors have been advised that they may retain such advisors at the Company’s expense.  To control legal fees, such action must also be authorized by the audit committee.

APPENDIX B

Financial Statements

(Expressed in Canadian dollars)

IMAGIS  TECHNOLOGIES  INC.

Years ended December 31, 2003 and 2002

AUDITORS’ REPORT TO THE SHAREHOLDERS

We have audited the consolidated balance sheets of Imagis Technologies Inc. as at December 31, 2003 and 2002 and the consolidated statements of operations and deficit and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards and auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2003 and 2002 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.  As required by the Company Act (British Columbia), we report that, in our opinion, these principles have been applied on a basis consistent with that of the preceding year.

“KPMG LLP” (signed)

Chartered Accountants

Vancouver, Canada

March 19, 2004

COMMENTS BY AUDITOR FOR U.S. READERS ON
CANADA-US REPORTING DIFFERENCES

In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company’s ability to continue as a going concern, such as those described in note 1 to the financial statements.  Our report to the shareholders dated March 19, 2004, expressed in accordance with Canadian reporting standards which does not permit a reference to such events and conditions in the auditors’ report when these are adequately disclosed in the financial statements.

“KPMG LLP” (signed)

Chartered Accountants

Vancouver, Canada

March 19, 2004

IMAGIS TECHNOLOGIES INC.
Consolidated Balance Sheets
(Expressed in Canadian dollars)

December 31, 2003 and 2002

			2003	2002

Assets

Current assets:
Cash and cash equivalents			$86,227	$547,831
Accounts receivable			459,435	437,770
Accrued revenue receivable			27,000	-
Prepaid expenses and deposit			27,836	75,537

			600,498	1,061,138

Equipment, net (note 5)			254,933	328,402

Intellectual property (note 6)			3,747,367	-

Other assets (note 7)			181,309	306,231

			$4,784,107	$1,695,771

Liabilities and Shareholders’ Equity

Current liabilities:
Accounts payable and accrued liabilities			$2,194,808	$648,901
Deferred revenue			130,998	339,485
Capital lease obligations			24,762	19,123

			2,350,568	1,007,509

Long-term liabilities:
Capital lease obligations (note 11)			19,171	41,720

Shareholders’ equity:
Share capital (note 12)			21,528,421	17,361,118
Special warrants (note 12)			1,642,740	-
Contributed surplus			444,093	427,453
Deficit			(21,200,886)	(17,142,029)

			2,414,368	646,542

			$4,784,107	$1,695,771

Operations (note 1)
Commitments (note 15)
Subsequent events (note 18)

See accompanying notes to consolidated financial statements.

Approved on behalf of the Board:
/s/ Clyde Farnsworth	Director	/s/ Roy Trivett	Director

IMAGIS TECHNOLOGIES INC.
Consolidated Statements of Operations and Deficit
(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

	2003	2002

Revenue:
Software sales	$877,438	$2,584,039
Support and services	469,575	344,456
Other	8,729	94,393

	1,355,742	3,022,888
Expenses:
Administration	2,188,921	3,712,717
Amortization	359,240	140,408
Bad debt expense	117,433	283,180
Cost of materials	203,940	179,090
Interest	66,765	31,089
Sales and marketing	1,388,134	3,139,740
Technology development	692,754	1,668,027
Technical services	397,412	820,030

	5,414,599	9,974,281

Loss for the year	4,058,857	6,951,393

Deficit, beginning of year	17,142,029	10,190,636

Deficit, end of year	$21,200,886	$17,142,029

Loss per share - basic and diluted	$0.74	$1.71

Weighted average number of shares outstanding	5,464,356	4,078,310

See accompanying notes to consolidated financial statements.

IMAGIS TECHNOLOGIES INC.
Consolidated Statements of Cash Flows
(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

	2003	2002

Cash provided by (used for):

Operations:
Loss for the year	$(4,058,857)	$(6,951,393)
Items not involving cash:
Amortization	359,240	140,408
Stock-based compensation	(7,019)	413,473
Changes in non-cash operating working capital:
Accounts receivable	408,540	17,493
Accrued revenue receivable	(27,000)	-
Prepaids	47,900	(65,776)
Accounts payable and accrued liabilities	1,306,483	204,030
Deferred revenue	(208,487)	280,301

	(2,179,200)	(5,961,464)

Investments:
Purchase of equipment	(8,195)	(311,587)
Net cash costs of business combination	(197,934)	-
Purchase of other assets	-	(314,622)
Short-term investments	-	2,560,000
Deferred acquisition costs	-	(20,048)

	(206,129)	1,913,743

Financing:
Issuance of common shares for cash	296,038	4,654,283
Issuance of special warrants for cash	899,075	-
Share issue costs	(2,031)	(243,287)
Special warrant issue costs	(39,757)	-
Cash advances received (note 8)	319,000	-
Cash received for debenture (note 9)	75,000	-
Cash received for credit facility (note 10)	396,750	-
Capital lease repayments	(20,350)	(16,103)

	1,923,725	4,394,893

Increase (decrease) in cash	(461,604)	347,172

Cash and cash equivalents, beginning of year	547,831	200,659

Cash and cash equivalents, end of year	$86,227	$547,831

IMAGIS TECHNOLOGIES INC.
Consolidated Statements of Cash Flows, Continued
(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

	2003	2002

Supplementary information and disclosures:
Interest paid	$41,964	$12,089
Issuance of common shares on conversion of special warrants	-	3,098,070
Equipment acquired under capital lease	3,440	76,946
Issuance of common shares on settlement of debt	236,931	-
Issuance of special warrants on settlement of credit facility (note 10)	396,750	-
Issuance of special warrants on settlement of debentures (note 9)	75,000	-
Issuance of special warrants on settlement of advances (note 8)	319,000	-
Issuance of common shares on acquisition	3,636,365	-
Issuance of warrants as financing costs	7,328	-

See accompanying notes to consolidated financial statements.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

1.

Operations:

Imagis Technologies Inc. (the “Company”) was incorporated under the Company Act (British Columbia) on March 23, 1998.  The Company operates in a single segment, being the development and sale of software applications and advanced data integration and biometric facial recognition software solutions.

These financial statements have been prepared on a going concern basis which includes the assumption that the Company will be able to realize its assets and settle its liabilities in the normal course of business.  For the year ended December 31, 2003, the Company has incurred a loss from operations of $4,058,857 and a deficiency in operating cash flow of $2,179,200.  In addition, the Company has incurred significant operating losses and net utilization of cash in operations in all prior periods.  At December 31, 2003, the Company has a working capital deficiency of $1,750,070.  Accordingly, the Company will require continued financial support from its shareholders and creditors until it is able to generate sufficient cash flow from operations on a sustained basis.  Failure to obtain ongoing support of its shareholders and creditors may make the going concern basis of accounting inappropriate, in which case the Company’s assets and liabilities would need to be recognized at their liquidation values.  These financial statements do not include any adjustment due to this going concern uncertainty.

2.

Significant accounting policies:

The Company prepares its financial statements in accordance with generally accepted accounting principles in Canada and, except as set out in note 19, also complies, in all material respects, with accounting principles generally accepted in the United States.  The financial statements reflect the following significant accounting policies:

(a)

Basis of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Briyante Software Corp. (“Briyante”), since the date of its acquisition on November 25, 2003.  All material inter-company accounts and transactions have been eliminated.

(b)

Cash equivalents:

The Company considers all highly liquid investments with a term to maturity of three months or less when purchased to be cash equivalents.  Investments having a term in excess of three months but less than one year are classified as short-term investments.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

2.

Significant accounting policies (continued):

(c)

Equipment:

Equipment is recorded at cost and is amortized over its estimated useful life on a straight-line basis at the following annual rates:

Asset	Rate

Computer hardware	30%
Furniture and fixtures	20%
Software	100%
Telephone equipment	20%
Tradeshow equipment	20%

Leasehold improvements are amortized straight-line over the lesser of their lease term and estimated useful life.

(d)

Intangible assets:

Intangible assets acquired either individually or with a group of other assets are initially recognized and measured at cost.  The cost of a group of intangible assets acquired in a transaction, including those acquired in a business combination that meet the specified criteria for recognition apart from goodwill, is allocated to the individual assets acquired based on their relative fair values.  The cost of internally developed intangible assets includes direct development costs and overhead directly attributable to development activity.  The cost incurred to enhance the service potential of an intangible asset is a capitalized as a betterment.  Costs incurred in the maintenance of the service potential of an intangible asset are expensed as incurred.

Intangible assets with finite useful lives are amortized over their useful lives.  The assets are amortized on a straight-line basis at the following annual rates, which are reviewed annually:

Asset	Term

Intellectual property	3 years
Patents	3 years
License	3 years

Intangible assets with indefinite useful lives are not amortized and are tested for impairment annually, or more frequently if events or changes in circumstances indicate that the asset might be impaired.  The impairment test compares the carrying amount of the intangible asset with its fair value, and an impairment loss is recognized in income for the excess, if any.

(e)

Revenue recognition:

(i)

Software sales revenue:

The Company recognizes revenue consistent with Statement of Position 97-2, “Software Revenue Recognition”.  In accordance with this Statement, revenue is recognized, except as noted below, when all of the following criteria are met; persuasive evidence of a contractual arrangement exists, title has passed, delivery and customer acceptance has occurred, the sales price is fixed or determinable and collection is reasonably assured.  Cash received in advance of meeting the revenue recognition criteria is recorded as deferred revenue.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

2.

Significant accounting policies (continued):

(e)

Revenue recognition (continued):

(i)

Software sales revenue (continued):

When a software product requires significant production, modification or customization, the Company generally accounts for the arrangement using the percentage-of-completion method of contract accounting.  Progress to completion is measured by the proportion that activities completed are to the activities required under each arrangement.  When the current estimate on a contract indicates a loss, a provision for the entire loss on the contract is made.  In circumstances where amounts recognized as revenue under such arrangements exceed the amount invoiced, the difference is recorded as accrued revenue receivable.

When software is sold under contractual arrangements that include post contract customer support (“PCS”), the elements are accounted for separately if vendor specific objective evidence (“VSOE”) of fair value exists for all undelivered elements.  VSOE is identified by reference to renewal arrangements for similar levels of support covering comparable periods.  If such evidence does not exist, revenue on the completed arrangement is deferred until the earlier of (A) VSOE being established or (B) all of the undelivered elements being delivered or performed, with the following exceptions: if the only undelivered element is PCS, the entire fee is recognized ratably over the PCS period, and if the only undelivered element is service, the entire fee is recognized as the services are performed.

The Company provides for estimated returns and warranty costs, which to date have been nominal, on recognition of revenue.

(ii)

Support and services revenue:

Up front payments for Contract support and services revenue are deferred and amortized to revenue over the period that the support and services are provided.

(f)

Use of estimates:

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported or disclosed in the financial statements.  Actual amounts may differ from these estimates.

(g)

Foreign currency:

Monetary assets and liabilities denominated in foreign currencies are translated into Canadian dollars at exchange rates in effect at the balance sheet date.  Revenues and expenses are translated using rates in effect at the time of the transactions. Foreign exchange gains and losses are included in income.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

2.

Significant accounting policies (continued):

(h)

Income taxes:

The Company uses the asset and liability method of accounting for income taxes.  Under the asset and liability method, future tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Future tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on future tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of substantive enactment.  To the extent that it is not considered to be more likely than not that a deferred tax asset will be realized, a valuation allowance is provided.

(i)

Stock-based compensation:

The Company has a stock-based compensation plan, which is described in note 12.  Subsequent to January 1, 2003, the Company accounts for all stock-based payments to employees and non-employees using the fair value based method.  Under the fair value based method, stock-based payments are measured at the fair value of the equity instruments issued.

The fair value of stock-based payments to non-employees is periodically re-measured until counterparty performance is compete, and any change therein is recognized over the period and in the same manner as if the Company had paid cash instead of paying with or using equity instruments.  The cost of stock-based payments to non-employees that are fully vested and non-forfeitable at the grant date is measured and recognized at that date.

Under the fair value based method, compensation cost attributable to employee awards is measured at fair value at the grant date and recognized over the vesting period.  Compensation cost attributable to awards to employees that call for settlement in cash or other assets is measured at intrinsic value and recognized over the vesting period.  Changes in intrinsic value between the grant date and the measurement date result in a change in the measure of compensation cost.  For awards that vest at the end of the vesting period, compensation cost is recognized on a straight-line basis; for awards that vest on a graded basis, compensation cost is recognized on a pro-rate basis over the vesting period.

Prior to January 1, 2003, the Company followed the settlement method of accounting for employee stock options.  The fair value method was used for non-employee grants made in the year ended December 31, 2002 and the settlement method for grants made prior to that date.  Had compensation expense associated with employee stock options awarded prior to January 1, 2003 been determined in accordance with the fair value method, the Company’s net loss and net loss per share for the years ended December 31, 2003 and 2002, would have been adjusted to the pro forma amounts indicated below:

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

2.

Significant accounting policies (continued):

(i)

Stock-based compensation (continued):

	2003	2002

Net loss:
As reported	$4,058,857	$6,951,393
Pro forma	4,811,704	7,752,467

Net loss per share:
As reported	0.74	1.71
Pro forma	0.88	1.89

The pro forma amounts exclude the effect of stock options granted prior to January 1, 2002.  The fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option pricing model using the following average inputs:  volatility - 114%; risk free interest rate - 5%; option term - 5 years; and dividend yield - nil.

The weighted average fair value of employee stock options granted during the year ended December 31, 2003 was $7.29 (2002 - $9.23) per share purchase option.

(j)

Loss per share:

Loss per share is calculated using the weighted average number of shares outstanding during the reporting period.  This average includes common shares issued in a reporting period from their date of issuance.  Diluted per share amounts are calculated by the treasury stock method whereby the assumed proceeds of dilutive exercisable instruments are applied to repurchase common shares at the average market price for the period.  The resulting net issuance is included in the weighted average number for purposes of the diluted per share calculation.  As all outstanding shares and warrants are anti-dilutive, there is no difference between basic and diluted loss per share.  Loss per share and weighted average number of shares outstanding for the comparative period ending December 31, 2002 have been restated to take into account the share consolidation completed during 2003 (note 12(b)).

(k)

Comparative figures:

Certain comparative figures have been reclassified to conform with the presentation adopted in the current year.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

3.

Change in accounting for stock-based compensation:

Prior to January 1, 2003, the Company applied the fair value based method of accounting prescribed by CICA Handbook Section 3870, “Stock-based Compensation and Other Stock-based Payments”, only to non-employee awards made on or after January 1, 2002 and to employee stock appreciation rights, and applied the settlement method of accounting to employee stock options.  Under the settlement method, any consideration paid by employees on the exercise of stock options or purchase of stock is credited to share capital and no compensation expense was recognized.

The CICA Accounting Standards Board amended CICA Handbook Section 3870 - “Stock-based Compensation and Other Stock-based Payments” - to require entities to account for employee stock options using the fair value based method, beginning January 1, 2004, with early adoption encouraged.  The Company has elected to apply fair value accounting for all employee stock options granted on or after January 1, 2003 and, in accordance with one of the transitional options permitted under amended Section 3870, has accounted for this change prospectively.

4.

Acquisition of Briyante:

On October 3, 2003, the Company and Briyante entered into an Arrangement Agreement whereby the Company agreed to acquire 100% of the issued and outstanding shares of Briyante under the following terms:

(i)

The Company acquired all outstanding shares of Briyante in exchange for shares of the Company.  Briyante shareholders received 0.31111 post-consolidation common shares of the Company in exchange for each common share of Briyante;

(ii)

The closing of the acquisition was subject to the Company raising a minimum $800,000, before finders’ fees or commissions, of new capital by way of an equity financing; and

(iii)

The Company agreed that the Briyante shareholders nominate two directors for election at the Company’s AGM.

Briyante’s shareholders approved the Arrangement Agreement at a Special Meeting that was held on November 21, 2003.  The Company’s shareholders approved the arrangement on November 21, 2003 at the Company’s Annual General Meeting (AGM).  The Company’s shareholders also approved a share consolidation on a 4.5 old shares for 1 new share basis, to be completed prior to the closing of the Briyante acquisition.

On November 25, 2003, the Company announced that it had completed the acquisition of Briyante.  The Company consolidated its shares on a 4.5 old shares for 1 new share basis and issued 4,040,406 new shares having a value of $0.90 for a total consideration of $3,636,365 to the shareholders of Briyante.  Briyante’s shares were then de-listed from trading on the TSX Venture Exchange on November 26, 2003 and Briyante became a wholly-owned subsidiary of the Company.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

4.

Acquisition of Briyante Software Corp. (“Briyante”) (continued):

(c)

Continued:

The acquisition of Briyante has been accounted for as a business combination with the Company identified as the acquirer. In accordance with generally accepted accounting principles, the shares issued were valued based on their market price at the time the proposed transaction was agreed to and announced as, at that time, the Company concluded that its shares traded in an active and liquid market.  The fair value of the net assets acquired based on assets and liabilities at Briyante’s balance sheet date and consideration issued are as follows:

Current assets	$464,414
Equipment	44,079
Intellectual property (note 6)	3,872,551
Current liabilities	(476,355)

$3,904,689

Shares issued	$3,636,365
Costs	268,324

$3,904,689

5.     Equipment:

		Accumulated	Net book
2003	Cost	amortization	value

Computer hardware	$419,263	$282,389	$136,874
Furniture and fixtures	165,373	86,380	78,993
Software	139,812	137,364	2,448
Telephone Equipment	19,178	12,550	6,628
Tradeshow Equipment	64,897	35,627	29,270
Leasehold Improvements	2,482	1,762	720

	$811,005	$556,072	$254,933

		Accumulated	Net book
2002	Cost	amortization	value

Computer hardware	$342,369	$155,878	$186,491
Furniture and fixtures	168,782	54,764	114,018
Software	111,041	83,148	27,893

	$622,192	$293,790	$328,402

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

6.     Intellectual property:

2003	Cost	Accumulated amortization	Net book value
Intellectual property (note 4)	$ 3,872,551	$ 125,184	$ 3,747,367

7.     Other assets:

		Accumulated	Net book
2003	Cost	amortization	value

Patents	$78,227	$21,730	$56,497
License	236,396	111,584	124,812

	$314,623	$133,314	$181,309

		Accumulated	Net book
2002	Cost	amortization	value

Patents	$78,227	$2,173	$76,054
License	236,395	26,266	210,129
Deferred acquisition costs	20,048	-	20,048

	$334,670	$28,439	$306,231

8.

Advances:

During 2003, the Company received a total of $319,000 in advances that were repaid through the issuance of 1,849,275 special warrants under the terms described in note 12(d)(ii).  Of this amount $152,000 was received from directors of the Company.

9.

Debenture:

During 2003, the Company received $75,000 through the issuance of a debenture.  This debenture bore interest at prime plus 2% per annum, required interest to be paid monthly and was repayable on November 30, 2004.  The Company repaid the debenture through the issuance of 434,782 Special Warrants under the terms described in note 12(d)(ii).

10.

Credit facility:

During 2003, the Company received loans under a credit facility pursuant to a loan agreement with a previous director of the Company in the amount of $367,000 and made repayments in the amount of $20,000.  Also included in this loan were various expenses paid by the former director on behalf of the Company in the amount of $148,622.  The Company settled $396,750 of the Credit Facility through the issuance of 2,300,000 Special Warrants under the terms described in note 12(d)(ii).  The balance of the credit facility was repaid in cash.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

11.

Capital lease obligations:

2004	$29,046
2005, including buy-out options	20,052

49,098
Implicit interest portion	(5,165)

43,933
Current portion of capital lease obligations	24,762

Long-term portion of capital lease obligations	$19,171

12.

Share capital:

(a)

Authorized:

100,000,000 common shares without par value

50,000,000 preferred shares without par value, non-voting, issuable in one or more series

(b)

Issued:

	Number
	of shares	Amount

Balance, December 31, 2001	3,648,696	$10,142,041

Issued during year for cash:
Private placement	259,259	2,660,001
Options exercised	83,358	423,193
Warrants exercised	198,839	1,571,090
Issued on conversion of special warrants	317,263	3,098,070
Issued as bonus for consulting agreement	8,333	78,750
Issued as bonus in consideration of loan	2,222	19,000
Issued as bonus to a director and officer	4,444	25,000
Share issuance costs	-	(656,027)

Balance, December 31, 2002	4,522,414	17,361,118

Issued during year for cash:
Options exercised	43,446	129,370
Warrants exercised	29,630	166,668
Issued in settlement of accounts payable	209,261	236,931
Issued for acquisition of Briyante Software	4,040,406	3,636,365
Share issuance costs	-	(2,031)

Balance, December 31, 2003	8,845,157	$21,528,421

On November 21, 2003, the Company consolidated its common shares on a one new share for each 4.5 old shares basis.  The table above gives effect to the share consolidation on a retroactive basis.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

12.

Share capital (continued):

 (c)

Escrowed shares:

As at December 31, 2001, 59,260 common shares were being held in escrow.  These common shares were released from escrow on February 23, 2002.

 (d)

Special warrants:

(i)

On November 9, 2001, 1,427,682 Special Warrants were sold at a price of $2.17 per Special Warrant (gross proceeds less offering costs equaled $2,822,861), each of which entitled the holder, upon exercise and without payment of further consideration, to acquire 0.2222 common shares of the Company and 0.1111 common share purchase warrants (the “Warrants”) of the Company.  These Special Warrants were not issued as compensation for services rendered.  Each whole Warrant entitled the holder to purchase one common share of the Company at a price of $11.48.  During 2002, all Special Warrants were converted into common shares and the Company reduced the exercise price on 64,004 share purchase warrants from $11.48 to $7.34 and 48,933 share purchase warrants from $11.48 to $8.15.

(ii)

During October and November 2003, the Company sold a total of 9,796,087 Special Warrants at $0.1725 per Special Warrant in a series of four tranches.  Cash proceeds of $899,075 less commissions of $39,757 were received for the sale of 5,212,029 Special Warrants and 4,584,058 Special Warrants were issued in settlement of $790,750 in debt.  Each Special Warrant is exercisable, for no additional consideration, into Units consisting of 0.2222 common shares and 0.2222 share purchase warrants, with the exception of 1,002,899 Special Warrants issued to insiders of the Company.  The Units issued to insiders of the Company are exercisable into 0.2222 common shares with no share purchase warrant.  Each whole warrant entitles the holder for two years from the date of issue of the Special Warrants to acquire one additional common share at an exercise price of $1.04 per share in the first year and $1.14 per share in the second year.  The Special Warrants are convertible at the holders’ option at any time for an eighteen month period and will convert automatically at the end of the eighteen months.  The Company will not be required to meet any conditions prior to conversion.  Finder’s fees of $39,757 in cash and 38,641 in broker’s warrants exercisable at $1.04 per share were paid.  The brokers’ warrants are exercisable until October 30, 2004 and have been recorded at the fair value as at the date of issue of $7,327 as a reduction in the proceeds of the Special Warrants and an increase in Contributed Surplus.  As at December 31, 2003, none of the Special Warrants have been converted into Units (see note 18).

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

12.

Share capital (continued):

 (e)

Warrants:

At December 31, 2002, and 2003, the following warrants were outstanding (giving retroactive effect to the share consolidation):

December 31,				December 31,Exercise
2002	Granted	Exercised	Expired	2003	price

29,630	-	(29,630)	-	-	$5.63
48,933	-	-	(48,933)	-	$8.15
3,474	-	-	(3,474)	-	$8.15
11,111	-	-	-	11,111	$9.90
64,815	-	-	-	64,815	US$8.78
23,333	-	-	-	23,333	US$10.53
-	38,641	-	-	38,641	$1.04
-	670,930	-	-	670,930	$0.64

181,296	709,571	(29,630)	(52,407)	808,830

At December 31, 2001 and 2002, the following warrants were outstanding (giving retroactive effect to the share consolidation):

December 31,			December 31,		Exercise
2001	Granted	Exercised	Expired	2002	price

59,259	-	-	(59,259)	-	$5.63
29,630	-	-	-	29,630	$5.63
11,111	-	-	(11,111)	-	$18.00
60,889	-	(60,889)	-	-	$4.95
25,481	-	-	(25,481)	-	$11.48
45,694	-	(45,694)	-	-	$11.48
64,004	-	(64,004)	-	-	$7.34
48,933	-	-	-	48,933	$8.15
-	28,252	(28,252)	-	-	$9.77
-	3,474	-	-	3,474	$8.15
-	11,111	-	-	11,111	$9.90
-	64,815	-	-	64,815	US$8.78
-	23,333	-	-	23,333	US$10.53

345,001	130,985	(198,839)	(95,851)	181,296

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

12.

Share capital (continued):

(f)

Options:

The Company has a stock option plan that was approved at the Company’s AGM on November 21, 2003.  Under the terms of the plan the Company may reserve up to 2,194,489 common shares  for issuance under the plan.  The Company has granted stock options to certain employees, directors, advisors, and consultants.  These options are granted for services provided to the Company.  All options granted prior to November 25, 2003, expire five years from the date of grant with the exception of 100,000 options issued during 2002 to a consultant that expire two years from the date of grant.  All options granted subsequent to November 25, 2003, expire 3 years from the date of the grant.  All options vest one-third on the date of the grant, one-third on the first anniversary of the date of the grant and one-third on the second anniversary of the date of the grant.  On November 25, 2003, all stock options along with the Company’s outstanding shares were consolidated on a 1 new option for 4.5 old basis.  A summary of the status of the Company’s stock options at December 31, 2003, and December 31, 2002 (giving retroactive effect to the share consolidation), and changes during the periods ended on those dates is presented below:

	December 31, 2003		December 31, 2002
	Weighted average		Weighted average
	Shares	exercise price	Shares	exercise price

Outstanding, beginning of period	668,198	$7.56	434,148	$5.18
Granted	421,557	1.51	357,778	10.04
Exercised	(43,446)	2.97	(83,358)	5.09
Cancelled	(276,015)	11.70	(40,370)	8.37

Outstanding, end of period	770,294	$5.26	668,198	$7.56

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

 (f)

Options (continued):

The following table summarizes information about stock options outstanding at December 31, 2003:

Options outstanding                                                   Options exercisable

Number

Number

outstanding

Weighted

Weighted

exercisable,

Weighted

December 31,

remaining

average

December 31,

average

                    Exercise price

2003

contractual life

exercise price

2003

exercise price

$4.50

5,555

0.15

$4.50

5,555

$4.50

$4.50

10,000

0.23

$4.50

10,000

$4.50

$4.50

22,813

1.05

$4.50

22,813

$4.50

$4.50

94,815

2.67

$4.50

94,815

$4.50

$10.58

3,333

1.84

$10.58

3,333

$10.58

$9.90

22,222

2.97

$9.90

22,222

$9.90

$8.96

3,333

1.97

$8.96

3,333

$8.96

$6.75

4,444

2.37

$6.75

4,444

$6.75

$10.58

60,000

3.18

$10.58

40,000

$10.58

$10.08

2,222

3.09

$10.08

1,481

$10.08

$10.58

28,889

3.37

$10.58

19,259

$10.58

$10.58

12,222

3.50

$10.58

8,148

$10.58

$10.58

4,444

3.58

$10.58

2,963

$10.58

$6.75

66,667

3.67

$10.58

44,445

$6.75

$10.57

7,778

3.84

$10.57

5,185

$10.57

$1.51

421,557

2.03

$1.51

421,557

$1.51

770,294

2.4

$5.26

709,553

$3.68

13.

Related party transactions not disclosed elsewhere are as follows:

(a)

Included in administration expense is $359,779 (2002 - $315,942) for consulting services and management fees incurred with companies formerly related by virtue of having a director or officer in common with the Company.

(b)

Included in interest expense is $nil (2002 - 19,000) representing the fair value of 10,000 shares issued to a company with a director in common in consideration of a loan made to the Company in 2001.

(c)

On September 4, 2002, the Company acquired a license to certain software applications related to their use in certain specified business fields from a company related by virtue of having a director in common.  The Company paid USD$150,000 (CDN$236,395; included in other assets) cash in consideration of the license.  The license expires on the latter of August 31, 2017 and the expiry date of the last patent of the underlying software.

(d)

During 2002, the Company acquired patents from a company related by virtue of having a director in common.  The Company paid USD$50,000 (CDN$78,227; included in other assets) cash in consideration for the patents.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

13.

Related party transactions not disclosed elsewhere are as follows (continued):

(e)

At December 31, 2003, accounts payable and accrued liabilities included $418,258 (2002 - nil) owed by the Company to directors and officers and companies controlled by directors and officers of the Company.  These amounts are unsecured, non-interest bearing and payable on demand.  At December 31, 2003, accounts payable and accrued liabilities included $372,442 (2002 - nil) owed by the Company to companies formerly related by virtue of having a director or officer in common with the Company.  These amounts are unsecured, non-interest bearing and $324,125 of this amount is payable on March 20, 2004.

14.

Income taxes:

Income tax expense differs from the amount that would be computed by applying the federal and provincial statutory income tax rates of 35.62% (2002 - 39.60%) to income before taxes due to valuation allowances provided against losses incurred in the year.

The effective income tax rates differ from the Canadian statutory rates for the following reasons:

	2003	2002

Canadian statutory rates	35.62%	39.60%

Canadian federal and provincial taxes	$(1,445,476)	$(2,752,752)
Reduction in effective tax rates	-	715,786
Intangible asset not recorded for tax purposes	667,406	-
Non-capital losses not previously recognized	(755,646)	-
Financing costs charged against share capital	59,389	(214,153)
Permanent and other differences	(2,025)	78,275
Changes in valuation allowance	1,476,352	2,172,844

	$-	$-

Future income tax assets:
Non-capital losses carried forward	$7,733,168	$5,600,309
Capital assets	165,289	88,978
Financing costs	133,241	192,630
Other	38,708	44,730

Total future income tax assets	8,070,406	5,926,647
Less valuation allowance	(7,403,000)	(5,926,647)

	667,406	-
Future income tax liability:
Intangible asset	(667,406)	-

Net future income taxes	$-	$-

In assessing the realizability of future tax assets, management considers whether it is more likely than not that some portion or all of the future tax assets will be realized.  The ultimate realization of the future tax assets is dependant upon the generation of future taxable income during the periods in which those temporary differences become deductible.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

14.

Income taxes (continued):

As at December 31, 2003, the Company has non-capital loss carry forwards aggregating approximately $21,717,000 available to reduce taxable income otherwise calculated in future years.  These losses expire as follows:

2004

$

1,140,000

2005

301,000

2006

2,274,000

2007

3,031,000

2008

4,129,000

2009

6,976,000

2010

3,866,000

15.

Commitments:

The Company is committed to the following operating lease payments over the next four years:

Year

Equipment

Building

Total

2004

$

24,528

$

121,350

$

145,878

2005

3,361

60,675

64,036

2006

2,928

-

2,928

2007

1,708

-

1,708

$

32,525

$

182,025

$

214,550

The Company has entered into the following commitments with a company formerly related to the Company by virtue of having a director in common:

(a)

the Company has entered into a strategic alliance to develop and market integrated airport and security products with the related company.  The Company has committed to expend a minimum of USD$125,000 on product development and the operation of an Airport Security Group to market the products, prior to December 31, 2004.  As at December 31, 2003, the Company has incurred USD$48,350 in expenditures on product development.

(b)

the Company has committed to engage the related company to provide software development services.  The Company has agreed to expend a minimum of USD$125,000, based on hourly rates charged at 85% of fair market value, prior to December 31, 2004.  No amounts have been expended to December 31, 2003.

(c)

the Company has entered into a Letter of Intent to form a joint venture for the purpose of establishing a manufacturing and marketing operation in Brazil.  The Company has agreed to invest USD$250,000 cash in the joint venture in order to acquire a 20% interest.  This investment is contingent upon the Company’s joint venture partner fulfilling certain obligations prior to July 8, 2004.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

16.

Financial instruments and risk management:

(a)

Fair values:

The fair value of the Company’s financial instruments, represented by cash, accounts receivable, accounts payable and accrued liabilities, approximates their carrying values due to their ability to be promptly liquidated or their immediate or short term to maturity.  Based on current interest rates relative to those implicit in the leases, the fair value of capital lease obligations is estimated to not be materially different from their carrying values.

(b)

Credit risk:

The Company is exposed to credit risk only with respect to uncertainty as to timing and amount of collectibility of accounts receivable.  The Company’s maximum credit risk is the carrying value of accounts receivable.

(c)

Foreign currency risk:

Foreign currency risk is the risk to the Company’s earnings that arises from fluctuations in foreign currency exchange rates, and the degree of volatility of these rates.  Management has not entered into any foreign exchange contracts to mitigate this risk.

17.

Segmented information:

The Company operates in a single segment, the development and sale of software.  Management of the Company makes decisions about allocating resources based on this one operating segment.

Substantially all revenue is derived from sales to customers located in Canada, the United States, the United Kingdom and Japan.  Geographic information is as follows:

2003                             2002

Canada

$

104,985

$

270,655

United States

1,085,567

1,061,794

United Kingdom

75,285

1,062,277

Japan

-

485,640

Other

89,905

142,522

$

1,355,742

$

3,022,888

Substantially all of the Company’s fixed assets are in Canada.

Major customers, representing 10% or more of total revenue are:

2003                             2002

Customer A

$

390,222

$

507,971

Customer B

-

1,046,294

Customer C

-

483,091

Customer D

401,337

84,315

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

18.

Subsequent events:

Subsequent to December 31, 2003:

(a)

289,855 special warrants were exercised into Units consisting of 64,412 shares and 64,412 share purchase warrants.  Each share purchase warrant entitles the holder to purchase one common share at a price of $1.04 until September 30, 2004 or $1.14 per share thereafter until September 30, 2005 at which time they expire.

(b)

579,708 special warrants were exercised into Units consisting of 128,824 shares and 128,824 share purchase warrants.  Each share purchase warrant entitles the holder to purchase one common share at a price of $1.04 until October 10, 2004 or $1.14 per share thereafter until October 10, 2005 at which time they expire.

(c)

3,746,376 special warrants were exercised into units consisting of 832,528 shares and 832,528 share purchase warrants.  Each share purchase warrant entitles the holder to purchase one common share at a price of $1.04 until October 30, 2004 or $1.14 per share thereafter until October 30, 2005 at which time they expire.

(d)

All 770,294 stock options outstanding at December 31, 2003 were repriced to an exercise price of $0.78 each.  The expiry dates and vesting provisions were unchanged.  20,000 of these stock options were subsequently cancelled.

(e)

1,193,438 stock options having an exercise price of $0.78 each were granted.  These options expire 3 years from the date of grant and are subject to the vesting provisions described in Note 12.

(f)

155,555 stock options having an exercise price of $0.66 were granted.  These options expire 3 years from the date of grant and are subject to the vesting provisions described in Note 12.

19.

United States generally accepted accounting principles:

These financial statements have been prepared in accordance with generally accepted accounting principles in Canada (“Canadian GAAP”) which differ in certain respects with accounting principles generally accepted in the United States (“U.S. GAAP”).  Material issues that could give rise to measurement differences to these consolidated financial statements are as follows:

(a)

Stock-based compensation:

As described in note 12, the Company has granted stock options to certain employees, directors, advisors, and consultants.  These options are granted for services provided to the Company.  For options issued subsequent to December 31, 2001, the Company amortizes the expense of all options issued to non-employees based on the Black-Scholes model under Canadian GAAP.  For U.S. GAAP purposes, an enterprise recognizes or, at its option, discloses the impact of the fair value of stock options and other forms of stock based compensation in the determination of income.  The Company has elected under U.S. GAAP to continue to measure compensation cost for stock options granted to employees prior to January 1, 2003 by the intrinsic value method.  Options granted to non employees prior to January 1, 2002, are required to be measured and recognized at their fair value as the services are provided and the options are earned.  In addition, during the year ended December 31, 2001 and 2002, the Company repriced certain options and consequently, in accordance with the intrinsic value method under U.S. GAAP, such options are accounted for as variable options and net increases in the underlying common shares market price since the repricing date are recognized as compensation cost until the options are exercised, expire or forfeited.

IMAGIS TECHNOLOGIES INC.

Notes to Consolidated Financial Statements

(Expressed in Canadian dollars)

Years ended December 31, 2003 and 2002

19.

United States generally accepted accounting principles (continued):

(b)

Beneficial conversion option:

During the year ended December 31, 2000, the Company issued convertible debentures with detachable warrants attached.  For Canadian GAAP purposes, the issuance was considered to be of a compound debt and equity instrument and the proceeds were allocated between the two elements based on their relative fair values.  For U.S. GAAP purposes, the consideration received was allocated between the debt and warrants resulting in a beneficial conversion option as the fair value of the shares issuable on conversion of the debt is in excess of the value at which such shares would be issuable based on the reduced carrying value of the debt element.  This beneficial conversion option was amortized over the period to the first conversion date.

(c)

Warrant issuances for services:

During the year ended December 31, 2000, the Company issued 200,000 warrants having an exercise price of $3.50 each for services rendered.  In accordance with the Company’s accounting policies, for Canadian GAAP purposes no value has been assigned to these warrant issuances.  For U.S. GAAP purposes, the fair value of these warrants would be determined based on an option pricing model and recognized as the services are provided.

The effect of these accounting differences on deficit, net loss, loss per share and future income taxes under United States accounting principles are as follows:

2003                             2002

Deficit, Canadian GAAP

$

(21,200,886)

$

(17,361,118)

Cumulative stock based compensation (a)

(1,345,198)

(1,295,024)

Beneficial conversion options (b)

(208,200)

(208,200)

Warrants issued for services (c)

(722,000)

(722,000)

Deficit, U.S. GAAP

$

(23,476,284)

$

(19,586,342)

Loss for the year, Canadian GAAP

$

(4,058,857)

$

(6,951,393)

Stock-based compensation

(50,174)

(240,412)

Loss for the year, U.S. GAAP

$

(4,109,031)

$

(7,191,805)

Loss per share, U.S. GAAP – basic and diluted

$             (0.75)

$              (1.76)

APPENDIX C

IMAGIS TECHNOLOGIES INC.

MANAGEMENT’S DISCUSSION AND ANALYSIS
FOR THE YEARS ENDED
DECEMBER 31, 2003 AND 2002

This Management Discussion and Analysis has been reproduced from Imagis’ 2003 Annual Report and has not been changed or otherwise updated.  Subsequent changes in Imagis’ business are described elsewhere in this Information circular

MANAGEMENT DISCUSSION AND ANALYSIS

DESCRIPTION OF BUSINESS

Forward-Looking Statements:

Except for statements of historical fact, certain information contained herein constitutes “forward-looking statements,” including without limitation statements containing the words “believes,” “anticipates,” “intends,” “expects,” and words of similar import, as well as all projections of future results.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results or achievements of the Issuer to be materially different from any future results or achievements of the Issuer expressed or implied by such forward-looking statements.  Such factors include, but are not limited to the following: the Issuer’s limited operating history; the Issuer’s need for additional financing; the Issuer’s history of losses; the Issuer’s dependence on a small number of customers; risks involving new product development; competition, management of growth and integration; risks of technological change; the Issuer’s dependence on key personnel; risks involving lengthy sales cycles; marketing relationships and third-party suppliers; the Issuer’s ability to protect its intellectual property rights; risks associated with exchange rate fluctuations; risks of software defects; risks associated with product liability; the directors’ and officers’ involvement in other projects; the Issuer’s agreements with OSI Systems Inc. (“OSI”); risks associated with the strategic alliance with Sanyo Semiconductor Company and Intacta Technologies Inc. related to Zixsys, Inc.; risks associated with the acquisition of Briyante Software Corp. the potential additional disclosure requirement for trades involving the issued common shares; the difficulty of enforcing civil liabilities against the Issuer or its directors or officers under United States Federal Securities Laws; risks associated with the Issuer’s restructuring activities; the volatility of the Issuer’s share price; risks associated with certain shareholders’ exercising control over certain matters; and the other risks and uncertainties described under “Description of Business – Risk Factors” in the March 31, 2004 Form 10-QSB.

Although the Issuer believes that expectations reflected in these forward-looking statements are reasonable, the Issuer cannot guarantee future results, levels of activity, performance, achievements or other future events.  Moreover, neither the Issuer nor anyone else assumes responsibility for the accuracy and completeness of these forward-looking statements.  The Issuer is under no duty to update any of these forward-looking statements after the date of this report.  You should not place undue reliance on these forward-looking statements.

About Imagis

Imagis develops and markets software that simplifies, accelerates, and economizes the process of connecting existing, disparate databases, enhanced as appropriate with biometric facial recognition technology. Imagis develops robust and easy-to-use software technologies for information sharing and biometric identification. This includes a standards-based data integration toolkit, known as the Briyante Integration Environment, as well as proprietary software algorithms enabling facial recognition and image matching. The combination of these technologies enables information owners to share data securely with external stakeholders and software systems using any combination of text or imagery. This includes searching disconnected data repositories for information about an individual using only a facial image.

Overview

The Company derives a substantial portion of its revenues, and it expects to derive a substantial portion of its revenues in the near future, from sales of its software to a limited number of customers. Additional revenues are achieved through the implementation and customization of this software as well as from the support, training, and ongoing maintenance that results from each software sale. The Company’s success will depend significantly upon the timing and size of future purchase orders from its largest customers as well as from the ability to maintain relationships with its existing installed customer base

Typically, the Company enters into a fixed price contract with a customer for the licensing of selected software products and the provision of specific services.  The Company generally recognizes total revenue for software and services associated with a contract using percentage of completion method based on the total costs incurred over the total estimated costs to complete the contract.

The Company’s revenue is dependent, in large part, on contracts from a limited number of customers.  As a result, any substantial delay in the Company’s completion of a contract, the inability of the Company to obtain new contracts or the cancellation of an existing contract by a customer could have a material adverse effect on the Company’s results of operations.  The loss of certain contracts could have a material adverse effect on the Company’s business, financial condition, operating results and cash flows.  As a result of these and other factors, the Company’s results of operations have fluctuated in the past and may continue to fluctuate from period-to-period.

Recent world events and concerns regarding security have increased awareness of and interest in products that have law enforcement or other security applications, including the products and services offered by Imagis.  There can be no assurance, however, that such trends will continue or will result in increased sales of the Company’s products and services.

Briyante Acquisition

On October 3, 2003, the Company and Briyante entered into an Arrangement Agreement whereby the Company agreed to acquire 100% of the issued and outstanding shares of Briyante under the following terms:

The Company acquired all outstanding shares of Briyante in exchange for shares of the Company. Briyante shareholders received 0.31111 post-consolidation common shares of the Company in exchange for each common share of Briyante;

The closing of the acquisition was subject to the Company raising a minimum $800,000, before finders’ fees or commissions, of new capital by way of an equity financing; and

The Company agreed that the Briyante shareholders nominate two directors for election at the Company’s AGM.

Briyante’s shareholders approved the Arrangement Agreement at a Special Meeting that was held on November 21, 2003. The Company’s shareholders approved the arrangement November 21, 2003, at the Company’s Annual General Meeting (AGM). The Company’s shareholders also approved a share consolidation on a 4.5 old shares for 1 new share basis, to be completed prior to the closing of the Briyante acquisition.

On November 25, 2003, the Company announced that it had completed the acquisition of Briyante. The Company consolidated its shares on a 4.5 old shares for 1 new shares basis and issued 4,040,406 new shares at a deemed price of $0.90 for a total consideration of $3,636,365 to the shareholders of Briyante. Briyante’s shares were then de-listed from trading on the TSX Venture Exchange on November 26, 2003 and Briyante became a wholly-owned subsidiary of the Company.

With the merging of the Briyante products, technologies and staff into the Company, management has focused on organizational restructuring and focusing of its sales, marketing, and development efforts on the newly identified business opportunities available as a result of the acquisition. Early in 2003; the Company laid off non-core employees from its global operations, closed its Victoria, B.C office and consolidated its operations into its Vancouver, B.C. head office, and implemented significant general administrative expense reduction measures in order to substantially reduce the Company’s monthly operating expenses. May of 2003 was the first month that fully realized all of the cost reductions and management believes that with reasonable revenue growth the Company will be able to achieve break even operations during the latter half of 2004.

Results of operations for the year ended December 31, 2003 compared to December 31, 2002:

Revenues

Imagis’ total revenues decreased 55% to $1,355,742 for the year ended December 31, 2003 over the prior year level of $3,022,888. The lower revenues were primarily attributable to lower software sales revenues.

Revenues from the Company’s software products declined 66% to $877,439 this year as compared to $2,584,039 for 2002. The year ending December 31, 2002 included $1,024,341 in revenue from the Serco installation, $459,017 from the Company’s Alameda installation and $483,091 from the Zixsys license sale. The only comparable large contract during the same period this year is the Contra Costa installation of $401,337. The Alameda and Serco orders were received during 2001 and the revenue was recorded as the installations progressed and were completed in 2002. The 2003 revenues do not include sales of Briyante products totalling $275,000 that occurred in Briyante during 2003 prior to Imagis’ acquiring Briyante. Imagis expects that revenues will increase during the latter half of 2004 as the new products acquired and developed as a result of the acquisition of Briyante gain increasing customer acceptance.

Support and services revenues for 2003 were $469,575 and were 36% higher than in 2002 of $344,456. The support revenues increased as a result of Imagis’ expanding customer base which gives rise to support contract renewals.

Other revenues were $8,729 for 2003, whereas comparable revenues of $94,393 were earned in the prior year. These revenues were primarily earned through interest revenue and fluctuate with the Company’s cash balances. The 2002 figure was unusually high due to a large interest charge applied to an outstanding customer account.

Operating Costs

Operating expenses totalled $5,414,599 for 2003, which is 46% lower than the 2002 operating expenses of $9,974,281. The 2003 expenses include a one-time charge of USD$250,000 (CDN$366,950) incurred as a management fee owing to OSI Systems Inc. (“OSI”) in consideration of renegotiating the terms of the agreements with OSI; a one-time expense recovery of $100,000 relating to sub-contracted software development expensed during 2002; and a one-time cost of materials charge of $200,926 due to the cost of purchasing the software licenses for the previously announced Contra Costa installation from Briyante Software Corp. With the completion of the acquisition of Briyante, this cost will not be incurred in the future. Excluding these items, the operating expenses for 2003 were $4,946,723, which represents a 50% reduction in expenses over the prior year. The lower costs over the prior period resulted from significant decreases in the areas of administration, sales and marketing, and technology development and technical services. Management has implemented significant cost reduction strategies during the final quarter of 2002 and throughout 2003. The operating expense rate stabilized at approximately $3,500,000 per annum after the second quarter of the year and has since remained at that level.

Administration

Administrative costs for 2003 were $2,188,921, which is 41% lower than for 2002 of $3,712,717. These costs include the one-time management fee of USD$250,000 (CDN$366,950) described above. Excluding this charge, the administrative costs were $1,821,971, which represents a 51% reduction from the prior year.  Administrative costs include staff salaries and related benefits and travel, stock based compensation, consulting and professional fees, facility and support costs, shareholder, regulatory and investor relations costs.

Generally all categories were lower due to the effects of cost reducing strategies, in particular a significant reduction in travel costs and the use of outside consultants.  Also during the period, there was a stock based compensation recovery of $7,019 as opposed to an expense of $275,519 during 2002. The Company’s administrative costs have declined since the second quarter of 2002, primarily due to no longer using financial advisory services and contract support staff.

Bad Debt Expense

The bad debt expense in 2003 of $117,433 consists of three customers that defaulted on payment for software licenses and one customer that defaulted on payment of reimbursable expenses. During the same period in 2002 the bad debt expense of $283,180 resulted from a single customer defaulting on payment of a software license.

Interest and Amortization

The increase in interest expense of $35,676 over the prior year level is primarily due to interest charged on the Company’s credit facility, advances and debenture. These debts were settled through the issuance of shares in October 2003 and no further interest expense will be incurred on them. Interest expense incurred this year related to financing of equipment and miscellaneous interest charges was consistent with the prior year. The increase in amortization expense reflects purchases of equipment and the amortization expense associated with the acquisition of the intellectual property of Briyante and the Intacta license.

Cost of Materials

Cost of materials during 2003 of $203,940 consisted primarily of one-time costs associated with the Contra Costa installation due to the cost of purchasing the software licenses from Briyante Software Corp. With the acquisition of Briyante, this cost will not be incurred in the future. Cost of materials during 2002 of $179,090 consisted of one-time costs associated with the Alameda installation and Zixsys license. The Company does not typically incur cost of materials expenses as it primarily derives its revenues from software license sales.

Sales and Marketing

Sales and marketing expenses for 2003 were $1,388,134 and were 56% lower than in 2002 of $3,139,740. Imagis significantly increased its sales and marketing efforts during 2002 in order to increase market awareness of the Company and its products and capitalize on expected increased sales opportunities.  These expected opportunities did not fully materialize. The Company has now decreased its sales team and streamlined its associated travel and marketing costs as part of its strategy of utilizing a more targeted marketing and sales strategy. No further decreases are currently contemplated. Sales and marketing costs will be increased if management identifies specific opportunities that require an increase in resources but only in the event that identifiable revenues exist.

Technology Development

The technology development expenses for 2003 were $692,754, which is 58% lower than the 2002 comparable costs of $1,668,027. The 2003 total includes a $100,000 recovery of software consulting fees relating to sub-contracted software development expensed during the fourth quarter of 2002. Recurring expenses were reduced to $792,754 through a reduction in staff and overhead costs. Technology development expenses are expected to increase by approximately $150,000 per quarter during 2004 with the addition of staff associated with the Briyante acquisition. Management expects that the increased revenues achieved as a result of the sale of new products acquired with Briyante will more than offset the increased costs. Any additional increases will only occur when specific sales opportunities are identified.

Technical Services

Costs for the technical services group were $397,412 this year, which is 52% lower than the comparable 2002 costs of $820,030. The technical services group generally assists the Company’s strategic partners in their installation of Imagis’ products and also provides clients with any technical support they may require under annual support contracts, and includes primarily costs for salaries, facilities and travel. The reduction is due to cost reductions in all areas. Costs for future quarters will be dependent on the sales levels achieved by the Company.

Net Loss for the Period

Overall, the Company incurred a net loss for the year ended December 31, 2003 of $4,058,857 or $0.74 per share, which is 42% lower than the net loss incurred during the year, ended December 31, 2002 of $6,951,393 or $1.71 per share. The loss per share figure for 2002 has been adjusted to take into account the Company’s share consolidation that occurred in November of 2003. Even though the Company experienced reduced revenues during the period the loss was reduced through management’s cost reduction strategies. Management believes that the Company will be able to achieve break even operations during the latter half of 2004. This estimate was moved out from the initial estimate of break even operations being achieved during the final quarter of 2003 due to the delay in completing the acquisition of Briyante.

Management Changes

Mr. Roy Trivett was appointed President and Chief Executive Officer in July 2003. Mr. Iain Drummond moved from his position as President and CEO to Vice President and Managing Director, International. Mr. Drummond subsequently left the Company in February 2004. Mr. Wayne Smith was promoted from Chief Financial Officer to Chief Operating Officer and Vice President Finance in July 2003. Mr. Al Kassam was appointed Vice President Technology and a Director in November 2004. Mr. Chris Wiesinger was appointed Vice President Business Development in February 2004.

SUBSEQUENT EVENTS

Subsequent to December 31, 2003:

(a)

289,855 special warrants were exercised into Units consisting of 64,412 shares and 64,412 share purchase warrants.  Each share purchase warrant entitles the holder to purchase one common share at a price of $1.04 until September 30, 2004 or $1.14 per share thereafter until September 30, 2005 at which time they expire.

(b)

579,710 special warrants were exercised into Units consisting of 128,824 shares and 128,824 share purchase warrants.  Each share purchase warrant entitles the holder to purchase one common share at a price of $1.04 until October 10, 2004 or $1.14 per share thereafter until October 10, 2005 at which time they expire.

(c)

4,036,149 special warrants were exercised into units consisting of 896,922 shares and 896,922 share purchase warrants.  Each share purchase warrant entitles the holder to purchase one common share at a price of $1.04 until October 30, 2004 or $1.14 per share thereafter until October 30, 2005 at which time they expire.

(d)

All 770,294 stock options outstanding at December 31, 2003 were reprised to an exercise price of $0.78 each.  The expiry dates and vesting provisions were unchanged.  20,000 of these stock options were subsequently cancelled.

(e)

1,193,438 stock options having an exercise price of $0.78 each were granted.  These options expire 3 years from the date of grant and are subject to the vesting provisions described in Note 12.

(f)

155,555 stock options having an exercise price of $0.66 were granted.  These options expire 3 years from the date of grant and are subject to the vesting provisions described in Note 12.

FINANCINGS, PRINCIPAL PURPOSES AND MILESTONES

During October and November 2003, the Company sold a total of 9,796,087 Special Warrants (the “Special Warrants”) in private placements, of which 1,002,899 were issued to insiders of the Company (the “Insider Special Warrants”), at $0.1725 per Special Warrant and $0.1725 per Insider Special Warrant.  Each Special Warrant is exercisable for no additional consideration for units consisting of 0.2222 common shares and 0.2222 warrants.  Each warrant entitles the holder for two years from the date of issue of the Special Warrants to acquire one additional common share at an exercise price of $1.04 in the first year and $1.14 in the second year. Each Insider Special Warrant is exercisable for no additional consideration for 0.2222 common shares.  The Special Warrants and the Insider Special Warrants are convertible at the holders’ option at any time for an eighteen month period and will convert automatically at the end of the eighteen months.

Cash proceeds of $899,075, less commissions of $39,757, were received for the sale of 5,212,029 Special Warrants, which includes the Insider Special Warrants, and 4,584,058 Special Warrants, which also includes Insider Special Warrants, were issued in settlement of $790,750 in debt.  Commissions of $39,757 in cash and 38,641 in broker’s warrants exercisable at $1.04 per share were paid. The brokers’ warrants are exercisable until October 30, 2004. As at December 31, 2003, none of the Special Warrants or Insider Special Warrants had been exercised. The principal purpose of this financing was to provide working capital and the funds have been expended for this purpose at of March 31, 2004.

LIQUIDITY AND SOLVENCY

The Company’s cash on hand at the beginning of the period aggregated $547,831. During the period, the Company received additional funds of $296,038 from the exercise of both stock options and warrants. In total, 195,505 options and 133,334 warrants were exercised which resulted in aggregate proceeds to the Company of $129,370 and $166,668, respectively.

Under a credit facility the Company received cash pursuant to a loan agreement with a former director of the Company in the amount of $367,000 and made repayments in the amount of $20,000.  Also included in this loan were various expenses paid by the former director on behalf of the Company in the amount of $148,622. The Company settled $396,750 of the Credit Facility through the issuance of 2,300,000 Special Warrants under the terms described below. The balance of the credit facility was repaid in cash. The Company also received a further $319,000 in advances that were repaid through the issuance of 1,849,275 special warrants under the terms described below.

During 2003, the Company received $75,000 through the issuance of a debenture.  This debenture bore interest at prime plus 2% per annum, required interest to be paid monthly and was repayable on November 30, 2004.  The Company repaid the debenture through the issuance of 434,782 Special Warrants under the terms described below.

During October and November of 2003, the Company sold a total of 9,796,087 Special Warrants at $0.1725 per Special Warrant. Cash proceeds of $899,075 less commissions of $39,757 were received for the sale of 5,212,029 Special Warrants, including Insider Special Warrants and 4,584,058 Special Warrants, including Insider Special Warrants were issued in settlement of $790,750 in debt. For a detailed description of the sale and issuance of these securities, please see “Item 5 – Recent Sales of Unregistered Securities”.

The Company used these funds primarily to finance its operating loss for the period. The impact on cash of the loss of $4,058,857, after adjustment for non-cash items and changes to other working capital accounts in the period, resulted in a negative cash flow from operations of $2,179,200. The Company also used funds to purchase capital equipment amounting to $8,195, repaid capital leases of $20,350, paid share issue costs of $2,031 related to a private placement completed in 2002, and net acquisition costs of $197,934 related to its proposed acquisition of Briyante Software Corp.  The acquisition costs consist primarily of legal costs associated with the acquisition and advances made to Briyante under the terms of the acquisition agreement.

In summary, the Company’s cash position declined by $461,604 from $547,831 at the beginning of the period to $86,227 at December 31, 2003.

The Company does not have sufficient cash flow from operations to fund its operations beyond March 31, 2004. Management of the Company will be continuing to seek additional financing and may complete an additional private placement if investment funds are available. There is no assurance that the Company will be able to complete any financing or that any financing will be obtained on terms favourable to the Company.  The failure to obtain adequate financing could result in a substantial curtailment of Imagis’ operations.